UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 8, 2010
COLORADO INTERSTATE GAS COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-4874 (Commission File Number)	84-0173305 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information
     In November 2009, we sold our Natural Buttes gas processing plant to a third party for $9 million. The historical gross cost of the asset was approximately $35 million. Pursuant to the FERC order approving the sale of the processing plant, we recently filed our proposed accounting entries associated with the sale with the FERC for its approval. Our proposed accounting entries filed with the FERC utilized a technical obsolescence appraisal methodology for determining the portion of the composite accumulated depreciation attributable to the plant which would result in a gain on the sale. Although we believe the entries proposed are appropriate for this sale, the FERC also utilizes other methodologies in estimating the associated accumulated depreciation that if applied could result in a non-cash loss on the sale.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLORADO INTERSTATE GAS COMPANY
By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: January 8, 2010